                              Consulting Agreement
                                (Johnny Carruth)

     This agreement is made effective December 04, 2000, by and between
CommunicateNow.com Inc., 2015 Birdcreek Terrace, Suite 101, Temple, TX 76502,
hereafter referred to as ("Company"), and Johnny Carruth, hereafter referred to as ("Consultant") for a period not to exceed 6 months.

     In consideration of the mutual promises contained in this Agreement, the
Parties agree as follows:

                                   I Purpose

        1.01     Company hereby retains and employs Consultant to create and produce on demand, general business start-up consulting, for the State of Texas. Including but not limited to the Texas advertising campaign, employee recruitment, and ensuring the
                 Company meets all Texas State Government requirements as
                 applicable to do business in Texas.

                                II Consideration

        2.02     In consideration of Consultant providing such services, Company shall pay Consultant pursuant to the terms and conditions set forth in exhibit "A" attached hereto.

                       III. Mutual Covenants and Agreements

        3.03    The Parties agree that Consultant is an Independent Contractor in the performance of its services for the Company.

        3.04     It is mutually agreed and understood that Consultant shall not be considered an employee of Company.  Company will have no control, direction, or dominion over Consultant or the way in which Consultant performs the work.

        3.05    Consultant is responsible for performing the services stated in this Agreement in a good workmanlike manner and the work shall be performed in strict accordance with industry standards.

        3.06     Consultant has no independent authority to act for or on behalf of Company, except as provided in this Agreement. No other power, authority or use is granted or implied.

        3.07    Neither Party shall incur any debt, obligation, or liability of any kind against the other party without the other Party's express written permission.

        3.08     Neither Party may receive any money owed the other without the other Party's express written permission.

        3.09     Consultant agrees to devote sufficient time, energy and
                 attention during the term of this Agreement to the tasks
                 specified by Company. Furthermore, Consultant agrees to provide prompt, courteous, efficient and professional service and to cooperate with Company in completing the jobs contemplated on this agreement.

        3.10     Consultant will be responsible for payment of all state,
                 federal, foreign and/or local taxes, including income tax, withholding tax, Social Security tax and pension contributions, if any. Company is not responsible for the payment of any taxes or penalties applicable to the nonpayment or underpayment of the taxes. Consultant is, in addition, responsible for payment of any and all insurance premiums, including, but not limited to, errors and omissions policies, and medical, life or
                 Worker's Compensation policies that Consultant may need or desire.

                                    IV. Term

        4.01     The term of this agreement shall be for three (3) months from the date that this Agreement is signed by Company's and
                 Consultant's representatives.

        4.02     If, after expiration of the Agreement, the Parties continue to do business together as if this Agreement were still in effect, the Agreement shall automatically be renewed for additional three (3) month terms, unless one of the Parties notifies the other in writing of the termination of this Agreement. The termination letter must give 30 days notice  to the other
                 Party.

        4.03     Prior to expiration of this Agreement, termination may be by agreement of the Parties.

                    V. General and Administrative Provisions

        5.01     Parties Bound.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs,
                 executors, administrators, legal representatives, successors and assigns.

        5.02     Assignment. Company shall have no right to transfer or assign
                 Consultants interest in this Agreement without the prior
                 written consent of Consultant.

        5.03     Corporate Authority.  If any Party is a legal entity
                 (partnership, Corporation and/or trust), such Party represents to the other that this Agreement, the transaction contemplated in this Agreement, and the execution and delivery hereof,have been duly authorized by all necessary partnership, corporate or trust proceedings and actions, including without limitation, action on the part of the directors, if the Party is a
                 corporation. Certified copies of any such corporate or other resolutions authorizing this transaction shall be delivered at
                 Execution.

        5.04     Time limits. Time is of the essence in this Agreement, and all time limits shall be strictly construed and rigidly enforced.

        5.05     No Waiver.  The failure or delay in the enforcement of the rights detailed in this Agreement by Company shall not
                 constitute a waiver of those rights or be deemed a basis for estoppel. Company may exercise its rights under this Agreement despite the delay or failure to enforce the rights.

        5.06     Dispute or Contest. In the unlikely event that a dispute occurs or an action in law or equity arises out of the operation, construction or interpretation of this Agreement, Consultant shall bear the expense of the attorney's fees and costs
                 incurred by Consultant in the action.

        5.07     Paragraph Headings. The paragraph headings used in this
                 Agreement are descriptive only and shall have no legal force or affect whatever.

        5.08     Use of Pronouns. The use of the neuter singular pronoun to refer to a Party described in this Agreement shall be deemed a proper reference whether the Party is an individual, a
                 partnership, a corporation, or a group of two or more
                 individuals, partnerships or corporations. The grammatical changes required to make the provisions of this Agreement
                 applicable to corporations, partnerships, individuals, or
                 groups of individuals, or to females as well as males, shall in all instances be assumed as though in each case fully
                 expressed.

        5.09     Texas Law.  This Agreement shall be subject to and governed by the laws of the State of Texas. Any and all obligations or payments are due and payable in Bell County, Texas.

        5.10     Severability. If any provisions of this Agreement shall, for any reason, be held violative of any applicable law, and so much of the Agreement is held to be unenforceable, then the invalidity of such a specific provision shall not be deemed to invalidate any other provisions in this Agreement, which other provisions shall remain in full force and effect unless removal of the invalid provision destroys the legitimate purpose of this Agreement, in which event this Agreement shall be
                 cancelled.

        5.11     Entire Agreement. This Agreement represents the entire
                 agreement by and between the Parties except as otherwise
                 provided in this Agreement, and it may not be changed except by written amendment duly executed by all Parties.

         Signed, Accepted And Agreed To the First date stated above.

         Consultant:

         ---------------------------------------
         Signed Name

         ---------------------------------------------
         Printed Name

CommunicateNow.Com Inc., a Delaware Corporation

         By:      ______________________________________
         President.

                           EXHIBIT "A" (Compensation)

                  125,000 SHARES OF COMMON STOCK IN THE COMPANY
                            CommunicateNow.com Inc.